UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2012

HARSCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-03970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (717) 763-7064

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On April 24, 2012, Harsco Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders elected all eight of the Board of Director nominees to serve as Directors until the 2013 Annual Meeting of Stockholders and ratified the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2012.  The stockholders also approved, on an advisory basis, the Company’s named executive officers compensation.

As of the record date, there were 80,534,508 shares of the Company’s common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting, 70,440,085 or approximately 87.38% of the outstanding common shares entitled to vote were represented in person or by proxy.  Those shares were voted as follows (vote totals may not agree due to rounding of fractional shares):

1.           The following individuals were nominated in 2012 to serve until the 2013 Annual Meeting of Stockholders.  All nominees were elected.  The results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
K. G. Eddy	58,725,493	3,411,065	8,303,527
D.C. Everitt	57,353,195	4,783,363	8,303,527
S. E. Graham	57,518,753	4,617,805	8,303,527
T. D. Growcock	46,572,201	15,564,357	8,303,527
H. W. Knueppel	54,655,453	7,481,105	8,303,527
J.M. Loree	57,394,094	4,742,464	8,303,527
A. J. Sordoni, III	53,199,740	8,936,818	8,303,527
R. C. Wilburn	42,600,671	19,535,887	8,303,527

2.           The appointment of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2012 was ratified. The results were as follows:

Votes For	Votes Against	Abstentions
65,140,072	5,194,984	105,028

 3.          The Company’s stockholders approved, on an advisory basis, the Company’s named executive officers compensation. The results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,895,378	15,739,326	501,853	8,303,527

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION
(Registrant)

Date: April 27, 2012	By:	/s/ Mark E. Kimmel
Mark E. Kimmel
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary